EXHIBIT 99.2
Consolidated Statements of Income (Unaudited) For the 3 months ending December 31, 2005 and 2004

	4th Quarter

(in thousands, except per share data)	2005	2004	Change

Operating Revenues
Oil and gas operations	$164,127	$114,579	$49,548
Natural gas distribution	170,954	116,632	54,322

Total operating revenues	335,081	231,211	103,870

Operating Expenses
Cost of gas	100,957	54,315	46,642
Operations & maintenance	73,600	64,024	9,576
DD&A	32,950	32,359	591
Taxes, other than income taxes	28,116	19,286	8,830
Accretion expense	682	630	52

Total operating expenses	236,305	170,614	65,691

Operating Income	98,776	60,597	38,179

Other Income (Expense)
Interest expense	(12,006)	(11,216)	(790)
Other income	469	748	(279)
Other expense	(72)	(295)	223

Total other expense	(11,609)	(10,763)	(846)

Income Before Income Taxes	87,167	49,834	37,333
Income tax expense	29,872	18,582	11,290

Income from Continuing Operations	57,295	31,252	26,043

Discontinued Operations, Net of Taxes
Income (loss) from discontinued operations	(4)	16	(20)
Gain on disposal	12	-	12

Income from Discontinued Operations	8	16	(8)

Net Income	$57,303	$31,268	$26,035

Diluted Earnings Per Share*
Continuing operations	$0.77	$0.43	$0.34
Discontinued operations	0.01	-	0.01

Net Income	$0.78	$0.43	$0.35

Basic Earnings Per Share*
Continuing operations	$0.78	$0.43	$0.35
Discontinued operations	-	-	-

Net Income	$0.78	$0.43	$0.35

Diluted Avg. Common Shares Outstanding*	73,938	73,448	490

Basic Avg. Common Shares Outstanding*	73,166	72,756	410

Dividends Per Share*	$0.10	$0.09625	$0.00375

* Shares and per share data have been restated to reflect a 2-for-1 stock split payable June 1, 2005

Consolidated Statements of Income (Unaudited) For the 12 months ending December 31, 2005 and 2004

	Year-to-date

(in thousands, except per share data)	2005	2004	Change

Operating Revenues
Oil and gas operations	$527,694	$410,117	$117,577
Natural gas distribution	600,700	526,740	73,960

Total operating revenues	1,128,394	936,857	191,537

Operating Expenses
Cost of gas	315,622	259,889	55,733
Operations & maintenance	268,727	234,150	34,577
DD&A	131,691	120,777	10,914
Taxes, other than income taxes	93,983	74,933	19,050
Accretion expense	2,647	2,265	382

Total operating expenses	812,670	692,014	120,656

Operating Income	315,724	244,843	70,881

Other Income (Expense)
Interest expense	(46,800)	(42,743)	(4,057)
Other income	2,163	2,945	(782)
Other expense	(710)	(2,215)	1,505

Total other expense	(45,347)	(42,013)	(3,334)

Income Before Income Taxes	270,377	202,830	67,547
Income tax expense	97,491	75,525	21,966

Income from Continuing Operations	172,886	127,305	45,581

Discontinued Operations, Net of Taxes
Income (loss) from discontinued operations	(6)	163	(169)
Gain (loss) on disposal	132	(5)	137

Income (Loss) from Discontinued Operations	126	158	(32)

Net Income	$173,012	$127,463	$45,549

Diluted Earnings Per Share*
Continuing operations	$2.35	$1.74	$0.61
Discontinued operations	-	-	-

Net Income	$2.35	$1.74	$0.61

Basic Earnings Per Share*
Continuing operations	$2.37	$1.75	$0.62
Discontinued operations	-	0.01	(0.01)

Net Income	$2.37	$1.76	$0.61

Diluted Avg. Common Shares Outstanding*	73,715	73,117	598

Basic Avg. Common Shares Outstanding*	73,052	72,547	505

Dividends Per Share*	$0.40	$0.3775	$0.0225

* Shares and per share data have been restated to reflect a 2-for-1 stock split payable June 1, 2005

Selected Business Segment Data (Unaudited) For the 3 months ending December 31, 2005 and 2004

	4th Quarter

(in thousands, except sales price data)	2005	2004	Change

Oil and Gas Operations
Operating revenues from continuing operations
Natural gas	$118,548	$76,119	$42,429
Oil	32,968	28,147	4,821
Natural gas liquids	9,936	8,682	1,254
Other	2,675	1,631	1,044

Total	$164,127	$114,579	$49,548

Production volumes from continuing operations
Natural gas (MMcf)	15,177	15,101	76
Oil (MBbl)	836	876	(40)
Natural gas liquids (MMgal)	18.1	17.9	0.2

Production volumes from continuing ops. (MMcfe)	22,773	22,914	(141)
Total production volumes (MMcfe)	22,796	22,922	(126)

Revenue per unit of production from continuing operations
Natural gas (Mcf)	$7.81	$5.04	$2.77
Oil (barrel)	$39.43	$32.12	$7.31
Natural gas liquids (gallon)	$0.55	$0.49	$0.06

Other data from continuing operations
Lease operating expense (LOE)
LOE and other	$28,730	$20,893	$7,837
Production taxes	16,721	11,030	5,691

Total	$45,451	$31,923	$13,528

Depreciation, depletion and amortization	$22,323	$21,931	$392
Capital expenditures	$220,741	$43,943	$176,798
Exploration expense	$108	$193	$(85)
Operating income	$87,163	$52,058	$35,105

Natural Gas Distribution
Operating revenues
Residential	$108,025	$73,065	$34,960
Commercial and industrial - small	50,345	30,994	19,351
Transportation	10,639	10,905	(266)
Other	1,945	1,668	277

Total	$170,954	$116,632	$54,322

Gas delivery volumes (MMcf)
Residential	5,608	4,639	969
Commercial and industrial - small	3,001	2,477	524
Transportation	12,216	13,813	(1,597)

Total	20,825	20,929	(104)

Other data
Depreciation and amortization	$10,627	$10,428	$199
Capital expenditures	$19,714	$16,118	$3,596
Operating income	$11,914	$9,742	$2,172

Selected Business Segment Data (Unaudited) For the 12 months ending December 31, 2005 and 2004

	Year-to-date

(in thousands, except sales price data)	2005	2004	Change

Oil and Gas Operations
Operating revenues from continuing operations
Natural gas	$365,635	$276,482	$89,153
Oil	116,651	98,409	18,242
Natural gas liquids	38,455	30,902	7,553
Other	6,953	4,324	2,629

Total	$527,694	$410,117	$117,577

Production volume from continuing operations
Natural gas (MMcf)	61,048	57,164	3,884
Oil (MBbl)	3,316	3,434	(118)
Natural gas liquids (MMgal)	70.5	68.2	2.3

Production volumes from continuing ops. (MMcfe)	91,020	87,513	3,507
Total production volumes (MMcfe)	91,099	87,606	3,493

Revenue per unit of production from continuing operations
Natural gas (Mcf)	$5.99	$4.84	$1.15
Oil (barrel)	$35.18	$28.66	$6.52
Natural gas liquids (gallon)	$0.55	$0.45	$0.10

Other data from continuing operations
Lease operating expense (LOE)
LOE and other	$104,241	$79,191	$25,050
Production taxes	52,271	37,285	14,986

Total	$156,512	$116,476	$40,036

Depreciation, depletion and amortization	$89,340	$80,896	$8,444
Capital expenditures	$353,712	$403,936	$(50,224)
Exploration expense	$676	$2,100	$(1,424)
Operating income	$243,876	$180,379	$63,497

Natural Gas Distribution
Operating revenues
Residential	$384,753	$340,229	$44,524
Commercial and industrial - small	166,957	138,686	28,271
Transportation	43,291	40,221	3,070
Other	5,699	7,604	(1,905)

Total	$600,700	$526,740	$73,960

Gas delivery volumes (MMcf)
Residential	24,601	25,383	(782)
Commercial and industrial - small	12,498	12,323	175
Transportation	49,850	54,385	(4,535)

Total	86,949	92,091	(5,142)

Other data
Depreciation and amortization	$42,351	$39,881	$2,470
Capital expenditures	$73,276	$58,208	$15,068
Operating income	$72,920	$66,199	$6,721